UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At Liberty TripAdvisor Holdings, Inc.’s (the “Company”) annual meeting of stockholders held on May 19, 2020, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Chris Mueller and Albert E. Rosenthaler to continue serving as Class II members of the Company’s board of directors until the 2023 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020 (the “auditors ratification proposal”); and (3) a proposal to approve the adoption of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the Company’s board of directors (or a committee thereof) and publicly disclosed prior to the effectiveness of the reverse stock split (the “reverse stock split proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chris Mueller	57,340,298	25,880,402	7,684,527
Albert E. Rosenthaler	63,214,829	20,005,871	7,684,527

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,500,096	35,026	370,105	–

Accordingly, the auditors ratification proposal was approved.

3. Reverse Stock Split Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,092,529	2,036,937	91,234	7,684,527

Accordingly, the reverse stock split proposal was approved. The exact reverse stock split ratio and the effective date of the reverse stock split will be determined in the sole discretion of the board of directors (or a committee thereof). The board of directors may delay or abandon the reverse stock split at any time prior to the effective time of the reverse stock split, if the board of directors determines that the reverse stock split is no longer in the best interests of the Company or its stockholders. The reverse stock split, if implemented, would become effective upon the filing of a certificate of amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State. If the reverse stock split is implemented, the number of issued and outstanding shares of the Company’s common stock would be reduced, in accordance with the ratio of the reverse stock split the board of directors selects. Except for the treatment of fractional shares (which will be cancelled and paid in cash), each stockholder’s percentage ownership interest in the Company and proportionate voting power would not be affected by the reverse stock split. The primary purpose of the reverse stock split is to return the trading price of the Company’s common stock to a normalized level in light of the current economic downturn resulting from COVID-19, and to also help ensure the continued listing of the Company’s Series A common stock on The Nasdaq Stock Market LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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